EXHIBIT 10(i)
                           MASTER NOTE

Date:     June 26, 1997                      Tax I.D. #13-1024020

On or before June 25, 1998, For Value Received, the undersigned (hereinafter called the "Borrower"), hereby promises to pay three
(3) business days following receipt of demand, to the order of Comerica Bank (hereinafter called the "Lender"), at its office where borrowed, the principal sum of $10,000,000 (Ten Million U.S. Dollars) or the aggregate unpaid principal sum of all advances which the Lender actually makes hereunder to the Borrower, whichever amount is less, together with interest in arrears payable on each Interest Due Date (as hereinafter defined) at a rate computed on the basis of a 360 day year for the actual number of days in each interest period, determined as herein set forth.

Lender, at its sole discretion, is hereby authorized to make advances under this Note upon telephonic or written communication of a borrowing request from a duly authorized officer or representative of Borrower. At the time of each advance hereunder, the Borrower and the Lender shall agree on the maturity date for the payment of the principal amount of such advance (in absence of earlier demand), the interest rate for such advance and the dates interest on such advance shall be payable (the "Interest Due Dates"). The Lender or other holder shall be and is hereby authorized by the Borrower to set forth on the reverse side of this Note, or on an attachment hereto: (1) the amount and date of each advance made hereunder; (2) the maturity date of each such advance (absent earlier demand); (3) the interest rate for each such advance; (4) the Interest Due Dates for each such advance; and (5) each payment of principal received thereon and the date of such payment; provided, however, any such notation or the failure to make any such notation shall not limit or otherwise affect the obligation of the Borrower with respect to the repayment of all advances actually made hereunder. In the event of a good faith dispute among the parties to this Note as to rate, the rate shall be the Prime Rate.

After this Note or any advance of this Note shall become due, whether on demand or otherwise, the unpaid principal of this Note shall bear interest at a rate per annum equal to 150% of the Prime Rate not to exceed the maximum rate permitted by applicable law. As used herein, "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings. The Prime Rate is one of several interest rate bases used by the Lender. The Lender lends at rates above and below the Prime Rate. Changes in the Prime Rate shall be effective as of the day of each such change.
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All payments of any advance hereunder shall be applied first to accrued interest and then to principal.

The Borrower may prepay any advance hereunder prior to the maturity date specified for such advance only with the consent or upon the demand of the Lender.

No waiver by the Lender of any provision of this Note shall be effective unless in writing. Other than as set forth herein, all parties to this Note, including makers, endorsers, sureties and guarantors, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby (1) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever; (2) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time; and
(3) agree to remain liable until the indebtedness evidenced hereby is paid in full irrespective of any extension, modification or renewal. No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing. In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of collection. Time is of the essence.

This Note shall evidence all advances and payments of principal made hereunder until it is surrendered to the Borrower by the Lender, and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder.

This Note, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF the Borrower has executed this Note under seal the day and year set forth above.


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

Attest:
Nicholas J. Camera       By:       Alan M. Forster

Title:    Secretary      Title:    Vice President and Treasurer

(Corporate Seal)